AMENDED AND RESTATED BY-LAWS OF
BOULDER GROWTH & INCOME FUND, INC.

BYLAW 1.   NAME OF COMPANY, LOCATION OF OFFICES AND SEAL.
Article 1.1  Name.  The name of the Company is Boulder
Growth & Income Fund, Inc.
Article 1.2  Principal Offices. The principal office of the
Company in the State of Maryland shall be located in Baltimore, Maryland. The Company may, in addition, establish and maintain such other offices and places of business within or outside the State of Maryland as the Board of Directors may from time to time determine.
Article 1.3  Seal.  The corporate seal of the Company shall
be circular in form and shall bear the name of the Company, the year of its incorporation and the words "Corporate Seal,
Maryland." The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or
otherwise reproduced. Any Officer or Director of the Company shall have authority to affix the corporate seal of the Company to any document requiring the same.
BYLAW 2.   STOCKHOLDERS.
Article 2.1  Place of Meetings. All meetings of the
stockholders shall be held at such place within the United
States, whether within or outside the State of Maryland, as the Board of Directors shall determine which shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Article 2.2  Annual Meeting.  The annual meeting of
Stockholders of the Company shall be held at such place as the Board of Directors shall select on such date, during the 30-day period ending five months after the end of the Company's fiscal year, as may be fixed by the Board of Directors each year, at which time the Stockholders shall elect Directors by plurality vote, and transact such other business as may properly come before the meeting. Any business of the Company may be
transacted at the annual meeting without being specially
designated in the notice except as otherwise provided by statute by the Articles of Incorporation or by these By-Laws.
Article 2.3 Special Meetings. Special meetings of the Stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by resolution of the Board of Directors or by the President, and shall be called by the Secretary at the request, in writing, of a majority of the Board of Directors or at the request, in writing, of Stockholders owning a majority of the votes entitled to be cast at the meeting, upon payment by such Stockholders to the Company of the reasonably estimated cost of preparing and mailing a notice of the meeting (which estimated cost shall be provided to such Stockholders by the Secretary of the Company). Notwithstanding the foregoing, unless requested by Stockholders entitled to cast a majority of the votes entitled to be cast at the meeting, a special meeting of the Stockholders need not be called at the request of Stockholders to consider any matter that is substantially the same as a matter voted on at any special meeting of the Stockholders held during the preceding 12 months. A written request shall state the purpose or purposes of the proposed meeting.
Article 2.4 Notice. Written notice of every meeting of Stockholders, stating the purpose or purposes for which the meeting is called, the time when and the place where it is to be held, shall be served, either personally or by mail, not less than 10 nor more than 90 days before the meeting, upon each Stockholder as of the record date fixed for the meeting who is entitled to notice of or to vote at such meeting. If mailed,
(i) such notice shall be directed to a Stockholder at his
address as it shall appear on the books of the Company (unless he shall have filed with the Transfer Agent of the Company a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request) and (ii) such notice shall be deemed to have been given as of the date when it is deposited in the United States mail with first-class postage thereon prepaid.
Article 2.5  Notice of Stockholder Business. At any annual
or special meeting of the Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual or special meeting, the business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought
before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a Stockholder.
	For business to be properly brought before an annual or special meeting by a Stockholder, the Stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, any such notice must be delivered to or mailed and received at the principal executive offices of the Company not later than 60 days prior to the date of the meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to Stockholders, any such notice by a Stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual or special meeting was given or such public disclosure was made.
	Any such notice by a Stockholder shall set forth as to each matter the Stockholder proposes to bring before the annual or special meeting (i) a brief description of the business desired to be brought before the annual or special meeting and the
reasons for conducting such business at the annual or special meeting, (ii) the name and address, as they appear on the
Company's books, of the Stockholder proposing such business,
(iii) the class and number of shares of the capital stock of the Company which are beneficially owned by the Stockholder, and
(iv) any material interest of the Stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual or special meeting except in accordance with the procedures set forth in this
Article.  The chairman of the annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article, and, if he
should so determine, he shall so declare to the meeting that any such business not properly brought before meeting shall not be considered or transacted.
Article 2.6  Quorum.  The holders of one-third of the stock
issued and outstanding and entitled to vote, present in person or by proxy, shall be requisite and shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws.
	If a quorum shall not be present or represented, the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than
announcement at the meeting, to a date not more than 120 days after the original record date, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business which might have been transacted at the original meeting may be transacted.
Article 2.7  Vote of the Meeting.  When a quorum is present
or represented at any meeting, a majority of the votes cast
thereat shall decide any question brought before such meeting (except for the election of directors, which shall be by plurality vote), unless the question is one upon which, by
express provisions of applicable statutes, of the Articles of Incorporation or of these Bylaws, a different vote is required, in which case such express provisions shall govern and control the decision of such question.
Article 2.8  Voting Rights of Stockholders.  Each
Stockholder of record having the right to vote shall be entitled at every meeting of the Stockholders of the Company to one vote for each share of stock having voting power standing in the name of such Stockholder on the books of the Company on the record date fixed in accordance with Article Article 6.5 of these
Bylaws, with pro rata voting rights for any fractional shares, and such votes may be cast either in person or by written proxy.
Article 2.9  Organization.  At every meeting of the
Stockholders, the Chairman of the Board, or in his absence or inability to act, the Vice Chairman of the Board, if any, or in
his absence or inability to act, a chairman chosen by the Stockholders, shall act as chairman of the meeting. The
Secretary, or in his absence or inability to act, a person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes of the meeting.
Article 2.10  Proxies.  Every proxy must be in writing and
signed by the Stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date of its execution unless it provides
otherwise. Every proxy shall be revocable at the pleasure of the person executing it or of his personal representatives or assigns. Proxies shall be delivered prior to the meeting to the Secretary of the Company or to the person acting as Secretary of the meeting before being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if
executed by one of them unless at or prior to exercise of such proxy the Company receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Stockholder shall be deemed valid unless challenged at or prior to its exercise.
Article 2.11  Stock Ledger and List of Stocks.  It shall be
the duty of the Secretary or Assistant Secretary of the Company to cause an original or duplicate stock ledger to be maintained at the office of the Company's Transfer Agent.
Article 2.12  Action without Meeting.  Any action to be
taken by Stockholders may be taken without a meeting if (i) all Stockholders entitled to vote on the matter consent to the action in writing, (ii) all Stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent and (iii) such consents and waivers are filed with the records of the meetings of Stockholders. A consent shall be treated for all purposes as a vote at a
meeting.
BYLAW 3.   BOARD OF DIRECTORS.
Article 3.1  General Powers.  Except as otherwise provided
in the Articles of Incorporation, the business and affairs of the Corporation shall be managed under the direction of the
Board of Directors. All powers of the Company may be exercised by or under authority of the Board of Directors except as
conferred on or reserved to the Stockholders by law, by the Articles of Incorporation or by these Bylaws.
Article 3.2  Board of Three to Twelve Directors.  The Board
of Directors shall consist of not less than three (3) nor more than twelve (12) Directors; provided that if there are less than three stockholders, the number of Directors may be the same number as the number of stockholders but not less than one. Directors need not be Stockholders. Subject to the first sentence of this Article Article 3.2 , a majority of the entire Board of Directors shall have power from time to time, and at any time when the Stockholders as such are not assembled in a meeting, regular or special, to increase or decrease the number of Directors. If the number of Directors is increased, the additional Directors may be elected by a majority of the
Directors in office at the time of the increase. If such
additional Directors are not so elected by the Directors in
office at the time they increase the number of places on the
Board, then in such event the additional Directors shall be
elected or re-elected by the Stockholders at their next annual meeting or at an earlier special meeting called for that purpose.
	Beginning with the first annual meeting of Stockholders held after the initial public offering of the shares of the
Company (the "initial annual meeting"), the Board of Directors shall be divided into three classes: Class I, Class II and Class
III. The terms of Office of the classes of Directors elected at the initial annual meeting shall expire at the times of the
annual meetings of the Stockholders as follows: Class I on the next annual meeting, Class II on the second next annual meeting and Class III on the third next annual meeting, or thereafter in each case when their respective successors are elected and qualified. At each subsequent annual election, the Directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the Directors whom they succeed and shall be elected for a term expiring at the time of the third succeeding annual meeting of Stockholders, or
thereafter in each case when their respective successors are elected and qualified. The number of directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible. If the Corporation issues Preferred Stock entitling the holders to elect additional
Directors in special circumstances and those special
circumstances arise, then the number of directors that the
holders of the Common Stock are entitled to elect shall be
reduced to a number such that, when the requisite number of directors has been elected by Preferred Stock holders, the total number of directors shall not exceed 12 in number.
Article 3.3  Director Nominations.
3.3.1	Only persons who are nominated in accordance
with the procedures set forth in this Article shall be
eligible for election or re-election as Directors.
Nominations of persons for election or re-election to
the Board of Directors of the Company may be made at a
meeting of Stockholders by or at the direction of the
Board of Directors or by any Stockholder of the
Company who is entitled to vote for the election of
such nominee at the meeting and who complies with the
notice procedures set forth in this Article.
3.3.2	Such nominations, other than those made by
or at the direction of the Board of Directors, shall
be made pursuant to timely notice delivered in writing
to the Secretary of the Company. To be timely, any
such notice by a Stockholder must be delivered to or
mailed and received at the principal executive offices
of the Company not later than 60 days prior to the
meeting; provided, however, that if less than 70 days'
notice or prior public disclosure of the date of the
meeting is given or made to Stockholders, any such
notice by a Stockholder to be timely must be so
received not later than the close of business on the
10th day following the day on which notice of the date
of the meeting was given or such public disclosure was
made.
3.3.3	Any such notice by a Stockholder shall set
forth (i) as to each person whom the Stockholder
proposes to nominate for election or re-election as a
Director, (A) the name, age, business address and
residence address of such person, (B) the principal
occupation or employment of such person, (C) the class
and number of shares, if any, of the capital stock of
the Company which are beneficially owned by such
person and (D) any other information relating to such
person that is required to be disclosed in
solicitations of proxies for the election of Directors
pursuant to Section 20(a) of the Investment Company
Act of 1940, as amended, and the rules and regulations
thereunder, or Regulation 14A under the Securities
Exchange Act of 1934 or any successor regulation
thereto (including without limitation such person's
written consent to being named in the proxy statement
as a nominee and to serving as a Director if elected
and whether any person intends to seek reimbursement
from the Company of the expenses of any solicitation
of proxies should such person be elected a Director of
the Company; and (ii) as to the Stockholder giving the
notice, (A) the name and address, as they appear on
the Company's books, of such Stockholder and (B) the
class and number of shares of the capital stock of the
Company which are beneficially owned by such
Stockholder. At the request of the Board of Directors,
any person nominated by the Board of Directors for
election as a Director shall furnish to the Secretary
of the Company the information required to be set
forth in a Stockholder's notice of nomination which
pertains to the nominee.
3.3.4	If a notice by a Stockholder is required to
be given pursuant to this Article, no person shall be
entitled to receive reimbursement from the Company of
the expenses of a solicitation of proxies for the
election as a Director of a person named in such
notice unless such notice states that such
reimbursement will be sought from the Company. The
Chairman of the meeting shall, if the facts warrant,
determine and declare to the meeting that a nomination
was not made in accordance with the procedures
prescribed by the Bylaws, and, if he should so
determine, he shall so declare to the meeting and the
defective nomination shall be disregarded for all
purposes.
Article 3.4 Vacancies. Subject to the provisions of the Investment Company Act of 1940, as amended, if the office of any Director or Directors becomes vacant for any reason (other than an increase in the number of Directors), the Directors in
office, although less than a quorum, shall continue to act and may choose a successor or successors, who shall hold office
until the next election of Directors, or any vacancy may be
filled by the Stockholders at any meeting thereof.
Article 3.5  Removal.  At any meeting of Stockholders duly
called and at which a quorum is present, the Stockholders may, by the affirmative vote of the holders of at least 80% of the votes entitled to be cast thereon, remove any Director or
Directors from office, with or without cause, and may by a plurality vote elect a successor or successors to fill any resulting vacancies for the unexpired term of the removed
Director.
Article 3.6  Resignation.  A Director may resign at any
time by giving written notice of his resignation to the Board of Directors or the Chairman or the Vice Chairman, if any, the
Board or the Secretary of the Company. Any resignation shall take effect at the time specified in it or, should the time when it is to become effective not be specified in it, immediately upon its receipt. Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.
Article 3.7  Place of Meetings.  The Directors may hold
their meetings at the principal office of the Company or at such other places, either within or outside the State of Maryland, as they may from time to time determine.
Article 3.8  Regular Meetings. Regular meetings of the
Board may be held at such date and time as shall from time to time be determined by resolution of the Board.
Article 3.9  Special Meetings.  Special meetings of the
Board may be called by order of the Chairman or Vice Chairman, if any, of the Board on one day's notice given to each Director either in person or by mail, telephone, telegram, cable or wireless to each Director at his residence or regular place of business. Special meetings will be called by the Chairman or
Vice Chairman, if any, of the Board or Secretary in a like
manner on the written request of a majority of the Directors.
Article 3.10  Quorum.  At all meetings of the Board, the
presence of a majority of the entire Board of Directors shall be necessary to constitute a quorum and sufficient for the transaction of business, and any act of a majority present at a meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these Bylaws.
If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Article 3.11  Organization.  The Board of Directors shall
designate one of its members to serve as Chairman of the Board.
The Chairman of the Board shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to act, another Director chosen by a majority of the Directors present, shall act as chairman of the meeting and preside at the meeting. The Secretary (or, in his absence or inability to act, any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes of the meeting.
Article 3.12  Informal Action by Directors and Committees.
Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may, except as otherwise required by statute, be taken without a meeting if a written consent to such action is signed by all members of the Board, or of such committee, as the case may be, and filed with the minutes of the proceedings of the Board or committee.
Subject to the Investment Company Act of 1940, as amended,
members of the Board of Directors or a committee thereof may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.
Article 3.13  Executive Committee.  There may be an
Executive Committee of two or more Directors appointed by the
Board who may meet at stated times or on notice to all by any of their own number. The Executive Committee shall consult with and advise the Officers of the Company in the management of its business and exercise such powers of the Board of Directors as may be lawfully delegated by the Board of Directors. Vacancies shall be filled by the Board of Directors at any regular or special meeting. The Executive Committee shall keep regular
minutes of its proceedings and report the same to the Board when required.
Article 3.14  Audit Committee.  There shall be an Audit
Committee of two or more Directors who are not "interested
persons" of the Company (as defined in the Investment Company
Act of 1940, as amended) appointed by the Board who may meet at stated times or on notice to all by any of their own number. The committee's duties shall include reviewing both the audit and other work of the Company's independent accountants,
recommending to the Board of Directors the independent
accountants to be retained, and reviewing generally the
maintenance and safekeeping of the Company's records and
documents.
Article 3.15  Other Committees.  The Board of Directors may
appoint other committees which shall in each case consist of such number of members (but not less than two) and shall have and may exercise, to the extent permitted by law, such powers as the Board may determine in the resolution appointing them. A majority of all members of any such committee may determine its action, and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of
Directors shall have power at any time to change the members and, to the extent permitted by law, to change the powers of any such committee, to fill vacancies and to discharge any such committee.
Article 3.16 Compensation of Directors. The Board may, by resolution, determine what compensation and reimbursement of expenses of attendance at meetings, if any, shall be paid to Directors in connection with their service on the Board or on various committees of the Board. Nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity or from receiving compensation therefor.
BYLAW 4.   OFFICERS.
Article 4.1  Officers.  The officers of the Company shall
be fixed by the Board of Directors and shall include a
President, Secretary and Treasurer. Any two offices may be held by the same person except the offices of President and Vice President. A person who holds more than one office in the
Company may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.
Article 4.2  Appointment of Officers.  The Directors shall
appoint the officers, who need not be members of the Board.
Article 4.3  Additional Officers.  The Board may appoint
such other officers and agents as it shall deem necessary who shall exercise such powers and perform such duties as shall be determined from time to time by the Board.
Article 4.4  Salaries of Officers.  The salaries of all
Officers of the Company shall be fixed by the Board of
Directors.
Article 4.5  Term, Removal, Vacancies.  The Officers of the
Company shall serve at the pleasure of the Board of Directors and hold office for one year and until their successors are
chosen and qualify in their stead. Any officer elected or
appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the entire Board of Directors. If the office of any Officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.
Article 4.6  President. The President shall be the chief
executive officer of the Company. The President shall, subject to the supervision of the Board of Directors, have general responsibility for the management of the business of the
Company.  The President shall see that all orders and
resolutions of the Board are carried into effect.
Article 4.7  Vice President. Any Vice President shall, in
the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe.
Article 4.8  Treasurer.  The Treasurer shall have the
custody of the corporate funds and securities and shall keep full and accurate accounts or receipts and disbursements in
books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the
Company in such depositories as may be designated by the Board of Directors.  He shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and Directors at the regular meetings of the Board, or whenever they may require it, an account of the financial condition of the Company.
	Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, may perform all the duties of the Treasurer.
Article 4.9  Secretary.  The Secretary shall attend
meetings of the Board and meeting of the Stockholders and record all votes and the minutes of all proceedings in a book to be kept for those purposes, and shall perform like duties for the Executive Committee, or other committees, of the Board when required. He shall give or cause to be given notice of all meetings of Stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the Company and affix it to any instrument when authorized by the Board of Directors.
	Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign and, in the absence of the Secretary, may perform all the duties of the Secretary.
Article 4.10  Subordinate Officers.  The Board of Directors
from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall serve at the pleasure of the Board of Directors and have such title, hold such office for such period, have such authority and perform such duties as the Board of Directors may determine.  The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office,
authorities and duties.
Article 4.11  Surety Bonds.  The Board of Directors may
require any officer or agent of the Company to execute a bond (including, without limitation, any bond required by the
Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Company in such sum and with such surety or sureties as the
Board of Directors may determine, conditioned upon the faithful performance of his duties to the Company, including responsibility for negligence and for the accounting of any of the Company's property, funds or securities that may come into his hands.
BYLAW 5.   GENERAL PROVISIONS.
Article 5.1  Waiver of Notice.  Whenever the Stockholders
or the Board of Directors are authorized by statute, the
provisions of the Articles of Incorporation or these Bylaws to take any action at any meeting after notice, such notice may be waived, in writing, before or after the holding of the meeting, by the person or persons entitled to such notice, or, in the case of a Stockholder, by his duly authorized attorney-in-fact.
Article 5.2  Indemnity.
5.2.1	The Company shall indemnify its directors to
the fullest extent that indemnification of directors
is permitted by the Maryland General Corporation Law.
The Company shall indemnify its officers to the same
extent as its directors and to such further extent as
is consistent with law.  The Company shall indemnify
its directors and officers who, while serving as
directors or officers, also serve at the request of
the Company as a director, officer, partner, trustee,
employee, agent or fiduciary of another corporation,
partnership, joint venture, trust, other enterprise or
employee benefit plan to the fullest extent of the
law.  The indemnification and other rights provided by
this Article shall continue as to a person who has
ceased to be a director or officer and shall inure to
the benefit of the heirs, executors and administrators
of such a person.  This Article shall not protect any
such person against any liability to the Company or
any Stockholder thereof to which such person would
otherwise be subject by reason of willful misfeasance,
bad faith, gross negligence or reckless disregard of
the duties involved in the conduct of his office
("disabling conduct").
5.2.2	Any current or former director or officer of
the Company seeking indemnification within the scope
of this Article shall be entitled to advances from the
Company for payment of reasonable expenses incurred by
him in connection with the matter as to which he is
seeking indemnification in the manner and to the
fullest extent permissible under the Maryland General
Corporation Law without a preliminary determination of
entitlement to indemnification (except as provided
below).  The person seeking indemnification shall
provide to the Company a written affirmation of his
good faith belief that the standard of conduct
necessary for indemnification by the Company has been
met and a written undertaking to repay any such
advance if it should ultimately be determined that the
standard of conduct has not been met. In addition, at
least one of the following additional conditions shall
be met: (i) the person seeking indemnification shall
provide security in form and amount acceptable to the
Company for his undertaking; (ii) the Company is
insured against losses arising by reason of the
advance; or (iii) a majority of a quorum of directors
of the Company who are neither "interested persons" as
defined in Section 2(a)(19) of the Investment Company
Act of 1940, as amended, nor parties to the proceeding ("disinterested non-party directors"), or independent legal counsel, in a written opinion, shall have
determined, based on a review of facts readily
available to the Company at the time the advance is
proposed to be made, that there is reason to believe
that the person seeking indemnification will
ultimately be found to be entitled to indemnification.
5.2.3	At the request of any person claiming
indemnification under this Article, the Board of
Directors shall determine, or cause to be determined,
in a manner consistent with the Maryland General
Corporation Law, whether the standards required by
this Article have been met. Indemnification shall be
made only following: (i) a final decision on the
merits by a court or other body before whom the
proceeding was brought that the person to be
indemnified was not liable by reason of disabling
conduct or (ii) in the absence of such a decision, a
reasonable determination, based upon a review of the
facts, that the person to be indemnified was not
liable by reason of disabling conduct by (A) the vote
of a majority of a quorum of disinterested non-party
directors and (B) an independent legal counsel in a
written opinion.
5.2.4	Employees and agents who are not officers or
directors of the Company may be indemnified, and
reasonable expenses may be advanced to such employees
or agents, as may be provided by action of the Board
of Directors or by contract, subject to any
limitations imposed by the Investment Company Act of
1940, as amended.
5.2.5	The Board of Directors may make further
provision consistent with law for indemnification and
advance of expenses to directors, officers, employees
and agents by resolution, agreement or otherwise. The indemnification provided by this Article shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of stockholders or
disinterested directors or otherwise.
5.2.6	References in this Article are to the
Maryland General Corporation Law and to the Investment
Company Act of 1940, as amended.  No amendment to
these Bylaws shall affect any right of any person
under this Article based on any event, omission or
proceeding prior to the amendment.
Article 5.3  Insurance.  The Company may purchase and
maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or who, while a director, officer, employee or agent of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust,
other enterprise or employee benefit plan, against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position; provided that no insurance may be purchased by the Company on behalf of any person against any liability to the Company or to its
Stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.
Article 5.4  Checks.   All checks or demands for money and
notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
Article 5.5  Fiscal Year.  The fiscal year of the Company
shall be determined by resolution of the Board of Directors.
BYLAW 6.   CERTIFICATES OF STOCK.
Article 6.1 Certificates of Stock. The interest, except fractional interests, of each stockholder of the Company shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The certificates shall be numbered and entered in the books of the Company as they are issued. They shall exhibit the holder's name and the number of whole shares and no certificate shall be valid unless it has been signed by the Chairman of the Board, the President or a Vice President and by the Secretary or an
Assistant Secretary or the Treasurer or an Assistant Treasurer
of the Corporation and sealed with its seal, or bears the
facsimile signatures of such officers and a facsimile of such seal. In case any of the officers of the Company whose manual or facsimile signature appears on any stock certificate delivered to a Transfer Agent of the Company shall cease to be such
Officer prior to the issuance of such certificate, the Transfer Agent may nevertheless countersign and deliver such certificate as though the person signing the same or whose facsimile
signature appears thereon had not ceased to be such officer, unless written instructions of the Company to the contrary are delivered to the Transfer Agent.
Article 6.2  Lost, Stolen or Destroyed Certificates.  The
Board of Directors, or the President together with the Treasurer or Secretary, may direct a new certificate to be issued in place of any certificate theretofore issued by the Company, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, or by his legal representative. When authorizing such issue of a new certificate, the Board of Directors, or the President and
Treasurer or Secretary, may, in its or their discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it or they shall require and/or give the Company a bond in such sum and with such surety or sureties as it or they may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed for such newly issued certificate.
Article 6.3  Transfer of Stock.  Shares of the Company
shall be transferable on the books of the Company by the holder thereof in person or by his duly authorized attorney or legal representative upon surrender and cancellation of a certificate or certificates for the same number of shares of the same class, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, with such proof of the authenticity of the transferor's signature as the Company or its agents may reasonably require. The shares of stock of the
Company may be freely transferred, and the Board of Directors may, from time to time, adopt rules and regulations with
reference to the method of transfer of the shares of stock of the Company.
Article 6.4  Registered Holder.  The Company shall be
entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or
interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by statute.
Article 6.5  Record Date.  The Board of Directors may fix a
time not less than 10 nor more than 90 days prior to the date of any meeting of stockholders as the time as of which Stockholders are entitled to notice of, and to vote at, such a meeting; and
all such persons who were holders of record of voting stock at such time, and no other, shall be entitled to notice of, and to vote at, such meeting or to express their consent or dissent, as the case may be. If no record date has been fixed, the record date for the determination of Stockholders entitled to notice of, or to vote at, a meeting of Stockholders shall be the later of the close of business on the day on which notice of the
meeting is mailed or the thirtieth (30th) day before the meeting, or, if notice is waived by all Stockholders at the close of business on the tenth (10th) day immediately preceding the day on which the meeting is held. The Board of Directors may also fix a time not exceeding 90 days preceding the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences of rights, or evidences of
interests arising out of any change, conversion or exchange of capital stock, as a record time for the determination of the Stockholder entitled to receive any such dividend. distribution, rights or interests.
Article 6.6  Stock Ledgers.  The stock ledgers of the
Company, containing the names and addresses of the Stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Company or at such other location as may be authorized by the Board of Directors from time to time, except that an original or duplicate stock ledger shall be maintained at the office of the Company's Transfer
Agent.
Article 6.7 Transfer Agents and Registrars. The Board of Directors may from time to time appoint or remove Transfer
Agents and/or Registrars of transfers (if any) of shares of
stock of the Company, and it may appoint the same person as both Transfer Agent and Registrar. Upon any such appointment being made, all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such Transfer Agents or by one of such Registrars of transfers (if any) or by both and shall not be valid unless so countersigned. If the same person shall be both Transfer Agent and Registrar, only one countersignature by such person shall be required.
BYLAW 7.   CERTAIN TRANSACTIONS
Article 7.1  Certain Transactions.  Except as otherwise
provided in this Bylaw, at least eighty percent (80%) of the votes of the Company's Common Stock, in addition to the
affirmative vote of at least eighty percent (80%) of the entire Board of Directors, shall be necessary to effect any of the following actions:
7.1.1	Any amendment to these Bylaws or the
Articles of Incorporation to make the Company's Common
Stock a "redeemable security" or to convert the
Company from a "closed-end company" to an "open-end
company" (as such terms are defined in the Investment
Company Act of 1940, as amended), unless the
Continuing Directors (as hereinafter defined) of the
Company, by a vote of at least eighty percent (80%) of
such Directors, approve such amendment in which case
the affirmative vote of a majority of the votes
entitled to be cast by the holders of the Company's
Common Stock to be voted on the matter shall be
required to approve such actions unless otherwise
provided in the Articles of Incorporation or unless
otherwise required by law;
7.1.2	Any stockholder proposal as to specific
investment decisions made or to be made with respect
to the Company's assets;
7.1.3	Any proposal as to the voluntary liquidation
or dissolution of the Company or any amendment to the
Articles of Incorporation to terminate the existence
of the Company, unless the Continuing Directors of the
Company, by a vote of at least eighty percent (80%) of
such Directors, approve such proposal in which case
the affirmative vote of a majority of the votes
entitled to be cast by stockholders shall be required
to approve such actions unless otherwise provided in
the Articles of Incorporation or unless otherwise
required by law; or
7.1.4	Any Business Combination (as hereinafter
defined) unless either the condition in clause (A)
below is satisfied, or all of the conditions in
clauses (B), (C), (D), (E) and (F) below are
satisfied, in which case Article 7.5  below shall
apply:
(A)	The Business Combination shall have been
approved by a vote of at least eighty percent
(80%) of the Continuing Directors.
(B)	The aggregate amount of cash and the Fair
Market Value (as hereinafter defined), as of the
date of the consummation of the Business
Combination, of consideration other than cash to
be received per share by holders of any class of
outstanding Voting Stock (as hereinafter defined)
in such Business Combination shall be at least
equal to the higher of the following:
(x)	the highest per share price (including
any brokerage commissions,  transfer
taxes and soliciting dealers' fees)
paid by an Interested Party (as
hereinafter defined) for any shares of
such Voting Stock acquired by it (aa)
within the two-year period immediately
prior to the first public announcement
of the proposal of the Business
Combination (the "Announcement Date"),
or (bb)(i) in the Threshold Transaction
(as hereinafter defined), or (ii) in
any period between the Threshold
Transaction and the consummation of the
Business Combination, whichever is
higher; and
(xi)	the net asset value per share of such
Voting Stock on the Announcement Date
or on the date of the Threshold
Transaction, whichever is higher.
(C)	The consideration to be received by holders
of the particular class of outstanding Voting
Stock shall be in case or in the same form as the
Interested Party has previously paid for shares
of any class of Voting Stock.  If the Interested
Party had paid for shares of any class of Voting
Stock with varying forms of consideration, the
form of consideration for such class of Voting
Stock shall be either cash or the form used to
acquire the largest number of shares of such
class of Voting Stock previously acquired by it.
(D)	After the occurrence of the Threshold
Transaction, and prior to the consummation of
such Business Combination, such Interested Party
shall not have become the beneficial owner of any
additional shares of Voting Stock except by
virtue of the Threshold Transaction.
(E)	After the occurrence of the Threshold
Transaction, such Interested Party shall not have
received the benefit, directly or indirectly
(except proportionately as a shareholder of the
Company), of any loans, advances, guarantees,
pledges or other financial assistance or any tax
credits or other tax advantages  provided by the
Company, whether in anticipation of or in
connection with such Business Combination or
otherwise.
(F)	A proxy or information statement describing
the proposed Business Combination and complying
with the requirements of the Securities and
Exchange Act of 1934 and the Investment Company
Act of 1940, as amended, and the rules and
regulations thereunder (or any subsequent
provisions replacing such Acts, rules or
regulations) shall be prepared and mailed by the
Interested Party, at such Interested Party's
expense, to the shareholders of the Company at
least 30 days prior to the consummation of such
Business Combination (whether or not such proxy
or information statement is required to be mailed
pursuant to such Acts or subsequent provisions).
Article 7.2  Definitions.  For the purposes of this Bylaw:
7.2.1	"Business Combination" shall mean any of the
transactions described or referred to in any one or
more of the following subparagraphs:
(A)	any merger, consolidation or share exchange
of the Company with or into any other person;
(B)	any sale, lease, exchange, mortgage, pledge,
transfer or other disposition (in one transaction
or a series of transactions in any 12 month
period) to or with any other person of any assets
of the Company having an aggregate Fair Market
Value of $1,000,000 or more except for portfolio
transactions of the Company effected in the
ordinary course of the Company's business;
(C)	the issuance or transfer by the Company (in
one transaction or a series of transactions in
any 12 month period) of any securities of the
Company to any other person in exchange for cash,
securities, or other property (or a combination
thereof) having an aggregate Fair Market Value of
$1,000,000 or more excluding (x) sales of any
securities of the Company in connection with a
public offering or private placement thereof, (y)
issuances of any securities of the Company
pursuant to a dividend reinvestment and cash
purchase plan adopted by the Company and (z)
issuances of any securities of the Company upon
the exercise of any stock subscription rights
distributed by the Company.
7.2.2	"Continuing Director" means any member of
the Board of Directors of the Company who is not an
Interested Party or an Affiliate (as hereinafter
defined) of an Interested Party and (a) has been a
member of the Board of Directors for a period of at
least 12 months or (b) was elected at the Special
Meeting of Shareholders on January 23, 2002, or is a
successor of a Continuing Director who is unaffiliated
with an Interested Party and is recommended to succeed
a Continuing Director by a majority of the Continuing
Directors then on the Board of Directors.
7.2.3	"Interested Party" shall mean any person,
other than an investment company advised by an
investment adviser approved by the Board of Directors
at the January 23, 2002 meeting of the Board of
Directors, or any of its Affiliates, which enter, or
proposes to enter, into a Business Combination with
the Company.
7.2.4	"Person" shall mean an individual, a
corporation, a trust or a partnership.
7.2.5	"Voting Stock: shall mean capital stock of
the Company entitled to vote generally in the election
of directors.
7.2.6	A person shall be a "beneficial owner" of
any Voting Stock:
(A)	which such person or any of its Affiliates
or Associates (as hereinafter defined)
beneficially owns, directly or indirectly; or
(B)	which such person or any of its Affiliates
or Associates has the right to acquire (whether
such right is exercisable immediately or only
after the passage of time), pursuant to any
agreement, arrangement, or understanding  or upon
the exercise conversion rights, exchange rights,
warrants or options, or
(C)	which is beneficially owned, directly or
indirectly, by any other person with which such
person or any of its Affiliates or Associates has
any agreement, arrangement or understanding for
the purpose of acquiring, holding, voting or
disposing of any shares of Voting Stock.
7.2.7	"Affiliate" and "Associate" shall have the
respective meanings ascribed to such terms in Rule
12b-2 of the General Rules and Regulations under the
Securities Exchange Act of 1934.
7.2.8	"Fair Market Value" means:
(A)	in the case of stock, the highest closing
sale price during the 30-day period immediately
preceding the relevant date of a share of such
stock on the New York Stock Exchange, or if such
stock is not listed on such Exchange, on the
principal United States securities exchange
registered under the Securities Exchange Act of
1934 on which such stock is listed, or, if such
stock is not listed on any such exchange, the
highest closing sale price (if such stock is a
National Market System security) or the  highest
closing bid quotation (if such stock is not a
National Market System security) with respect to
a share of such stock during the 30-day period
preceding the relevant date on the National
Association of Securities Dealers, Inc. Automated
Quotation System (NASDAQ) or any system then in
use, or if no such quotations are available, the
fair market value on the relevant date of the
share of such stock as determined by at least
eighty percent (80%) of the Continuing Directors
in good faith, and
(B)	in the case of property other than cash or
stock, the fair market value of such property on
the relevant date as determined by at least
eighty percent (80%) of the Continuing Directors
in good faith.
7.2.9	"Threshold Transaction" means the
transaction by or as a result of which an Interested
Party first becomes the beneficial owner of Voting
Stock.
Article 7.3  In the event of any Business Combination in
which the Company survives, the phrase "consideration other than cash to be received" as used in subparagraph 7.1.4(B) above shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the
holders of such shares.
Article 7.4  Continuing Directors of the Company, acting by
a vote of at least 80% of the Continuing Directors, shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine (a) the number of shares of Voting Stock beneficially owned by any person, (b) whether a person is an Affiliate or Associate of another, (c) whether the requirements of subparagraph 7.1.4 above have been met with respect to any
Business Combination, and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Company in any Business Combination has, an aggregate Fair
Market Value of $1,000.000 or more.
Article 7.5  If any Business Combination described in
subparagraph 7.2.1(A) or 7.2.1(B) (if the transfer or other disposition constitutes a transfer of all or substantially all of the assets of the Company with respect to which shareholder approval is required under the Maryland General Company Law) is approved by a vote of eighty percent (80%) of the Continuing Directors or all of the conditions in subparagraph 7.1.4(B),
(C), (D), (E) and (F) are satisfied, a majority of the votes entitled to be cast by stockholders shall be required to approve such transaction unless otherwise provided in the Charter or unless otherwise required by law. If any other Business
Combination is approved by a vote of eighty percent (80%) of the Continuing Directors or all of the conditions in subparagraph 7.1.4(B), (C), (D), (E) and (F) are satisfied, no stockholder vote shall be required to approve such transaction unless
otherwise provided in the Charter or unless otherwise required by law.
BYLAW 8.   AMENDMENTS.
Article 8.1 General. Except as provided in the next succeeding sentence and in the Articles of Incorporation, all Bylaws of the Company, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment, alteration or repeal, and new Bylaws may be made, by the affirmative vote of a majority of either: (a) the holders of record of the outstanding shares of stock of the Company entitled to vote, at any annual or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new Bylaw; or (b) the Directors, at any regular or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new Bylaw. The provisions of Bylaws
Article 2.5 , Article 3.2 , Article 3.3 , Article 3.5 , BYLAW 7. and Article 8.1 of these Bylaws shall be subject to amendment, alteration or repeal by (i) the affirmative vote of the holders of record of eighty percent (80%) of the outstanding shares of stock of the Company entitled to vote, at any annual or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration or repeal or (ii) the Board of Directors including the affirmative vote of eighty percent (80%) of the Continuing Directors, at any regular or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration or repeal.

Dated: January 23, 2002


BOULDER GROWTH & INCOME FUND INCORPORATED
AMENDMENT TO BY-LAWS

	Article 2.2 of the By-Laws is hereby deleted and the following is substituted in its place:

	Article 2.2. Annual Meeting.   The annual meeting of
Stockholders of the Company shall be held at such place as the Board of Directors shall select on such date, during the 31-day period ending four months after the end of the Company's fiscal year, as may be fixed by the Board of Directors each year, at which time the Stockholders shall elect Directors by plurality vote, and transact such other business as may properly come before the meeting. Any business of the Company may be transacted at the annual meeting without being specially designated in the notice except as otherwise provided by statute by the Articles of Incorporation or by these By-Laws.

July 22, 2002


BOULDER GROWTH & INCOME FUND INCORPORATED
AMENDMENT TO BY-LAWS

Article 2.10 of the By-Laws is hereby deleted and the following is substituted in its place:

Article 2.10. Proxies. Each proxy may be in writing and signed by the Stockholder or by his duly authorized attorney-in-fact, or authorized by telephone or via the Internet or otherwise electronically in a manner permitted by Maryland law approved from time to time by the Board of Directors. No proxy shall be valid after the expiration of eleven months from its date of its execution unless it provides otherwise. Every proxy shall be revocable at the pleasure of the person authorizing it or of his personal representatives or assigns. Proxies shall be delivered prior to the meeting to the secretary of the Company or to the person acting as Secretary of the meeting before being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if authorized by one of them unless, at or prior to exercise of such proxy, the Company receives a specific written notice to the contrary from any one of them. A proxy purporting to be authorized by or on behalf of a Stockholder shall be deemed valid unless challenged at or prior to its exercise.


August 12, 2002


BOULDER GROWTH & INCOME FUND INCORPORATED
AMENDMENT TO BY-LAWS

Article 2.8 of the By-Laws is hereby deleted and the following is substituted in its place:

Article 2.8. Rights of Stockholders. Each Stockholder of record having the right to vote shall be entitled at every meeting of the Stockholders of the Company to one vote for each share of stock having voting power standing in the name of such Stockholder on the books of the Company on the record date fixed in accordance with Article 6.5 of these Bylaws, with pro rata voting rights for any fractional shares, and such votes may be cast either in person or by proxy.

August 12, 2002